                                                               EXHIBIT 10.4


                             AGREEMENT FOR SERVICES



                                 BY AND BETWEEN


                                  CONOCO INC.
                                   (COMPANY)

                                      AND

                           TRANSTEXAS GAS CORPORATION
                                  (CONTRACTOR)



                   ------------------------------------------





                       DATED AND EFFECTIVE MARCH 1, 1997





      THIS AGREEMENT CONTAINS ARBITRATION AND INDEMNIFICATION PROVISIONS.

                             AGREEMENT FOR SERVICES

                               TABLE OF CONTENTS

ARTICLE 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Arbitration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.4     Available Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.5     Banked Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.6     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.7     Contractor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.8     Cure Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.9     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.10    Master Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.11    Minimum Aggregate Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Minimum Annual Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.12    Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.13    Requested Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.14    Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2.       CONDITIONS AND SUSPENSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1     Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2     Failure of Conditions and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.3     Suspension and Resumption of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.4     Early Termination for Lengthy Suspension(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.5     Reduction of Available Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 3.       MINIMUM REQUEST OF SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.1     Company Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.2     Minimum Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.3     Requested Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.4     Calculation of Minimum Amount and Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 4.       REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.1     Sole Remedy of Contractor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2     Banked Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 5.       ACCOUNTING AND INVOICING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.1     Company's Quarterly Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.2     Invoices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.3     Assignment of Invoices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

--------------------------------------------------------------------------------
                                                                         Page i
                                                                    CONFIDENTIAL

         5.4     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.5     Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.6     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 6.       TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.2     Early Termination by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.3     Early Termination upon Satisfaction of Minimum Amount  . . . . . . . . . . . . . . . . . . . . . . .  10
         6.4     Early Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.5     Surviving Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.2     Addresses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.3     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.4     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.5     No Consequential or Punitive Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.6     Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.8     Mediation and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.9     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.10    Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.11    No Rights Given to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.12    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.13    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.14    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.15    Entire Agreement and Agreement Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.16    Controlling Document . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.17    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





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                                                                         Page ii
                                                                    CONFIDENTIAL

                             AGREEMENT FOR SERVICES


THIS AGREEMENT FOR SERVICES ("Agreement"), dated and effective the 1st day of March, 1997 ("Effective Date"), is between CONOCO INC., a Delaware corporation whose address is 600 North Dairy Ashford, Houston, Texas 77079 ("Company"), on one hand, and TRANSTEXAS GAS CORPORATION, a Delaware corporation whose address is 1300 North Sam Houston Parkway E., Suite 310, Houston, Texas 77032-2949 ("Contractor"), on the other.

In consideration of the mutual covenants and agreements hereinafter set forth, Company and Contractor hereby agree as follows:

ARTICLE 1.       DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

         1.1 "Affiliate" means a Person which owns a Party, is owned by a Party, or is owned by a Person which owns a Party. A Person which is owned by a Party is a "Subsidiary" of that Party. Ownership means the ownership directly or indirectly, through one or more intermediaries, of fifty percent (50%) or more of the shares or voting rights in a company, partnership or legal entity. "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, excluding a government or political subdivision or an agency thereof.

         1.2 "Agreement" means this Agreement for Services between Company and Contractor.

         1.3 "Arbitration Agreement" shall be as defined in Section 7.8 hereof.

         1.4 "Available Services" means the twenty-one (21) types of Services being provided to Company within Texas Railroad Commission District 4 by Contractor and available to Company under the Master Contract, as specified in Exhibit B thereof, as such types of Services may be reduced under Section
2.5 hereof.

         1.5     "Banked Credits" shall be as defined in Section 4.2 hereof.

         1.6 "Company" means Conoco Inc., a Delaware corporation, and any successor or assignee of Company of its rights and obligations under this Agreement.

         1.7 "Contractor" means TransTexas Gas Corporation, a Delaware corporation, and TransTexas Drilling Services, Inc., a Delaware corporation, as assignee of TransTexas Gas Corporation under Section 7.4, together with any of their Subsidiaries providing Services to Company under the Master Contract and any permitted successor or assignee of Contractor of its rights and obligations under this Agreement.

         1.8     "Cure Period" shall be as defined in Section 2.2 hereof.

         1.9 "Effective Date" means March 1, 1997, the date this Agreement has come into effect.

         1.10 "Master Contract" means the Master Services Contract between Company and





Agreement for Services       Page 1
                                                                    CONFIDENTIAL

Contractor dated effective May 30, 1997, as the same may be amended from time to time (or any successor agreement covering the Services).

         1.11 "Minimum Aggregate Amount" and "Minimum Annual Amount" shall be as defined in Section 3.2 hereof, calculated and credited in accordance with Sections 3.3 and 3.4 hereof.

         1.12 "Party" means Company or Contractor individually, as indicated by the context. Company and Contractor are sometimes together referred to herein as the "Parties".

         1.13 "Requested Services" shall be as defined in Section 3.3 hereof.

         1.14 "Services" shall be as defined in Section 1.1 of Exhibit A to the Master Contract.

ARTICLE 2.       CONDITIONS AND SUSPENSION

         2.1 Conditions. Company's obligations under this Agreement are conditioned on:

                 (a) Any necessary upgrade by Contractor to its equipment, services, quality, and performance capabilities in order to meet Company's standards for the Services, including without limitation those standards for quality of materials and equipment, safety and environmental performance, conformity with job specifications, timeliness of delivery of Services, downtime, and timely payment of its subcontractors, all as provided in the Master Contract;

                 (b) Continuing compliance by Contractor with the standards referred to in Section 2.1(a); and

                 (c) The prices for the Services of Contractor being in conformance with the pricing provisions of the Master Contract.

         2.2 Failure of Conditions and Notices. If at any time Company reasonably determines that, with respect to any of the types of Available Services, Contractor (i) has not been meeting the conditions described in
Section 2.1 hereof, or (ii) has been unable, unwilling, or not ready to provide Services when called within the call-out standards provided in Article 3 of Exhibit B to the Master Contract (provided however, Contractor, without penalty, may refuse to perform any Company Services request, howsoever made, which does not provide Contractor with the minimum notice periods provided in said Article 3), then Company may provide Contractor with a written notice of noncompliance describing in sufficient detail the failure with respect to that type of the Available Services. Contractor shall then have sixty (60) days to cure its noncompliance with the condition(s) described in Section 2.1 hereof, or such longer period as may be mutually agreed in writing by the Parties ("Cure Period"). If Contractor fails to cure during the Cure Period and remains out of compliance with respect to at least the number of types of Available Services as specified in the first column of the table in Section 2.3 hereof, requested within Texas Railroad Commission District 4, then Company may suspend this Agreement as provided in Section 2.3 upon further written notice to Contractor. As Contractor returns to compliance with respect to each type of the Available Services, it will promptly provide written notice of its compliance to Company. If Company disagrees, it will promptly provide written notice to Contractor specifying the area of disagreement. Notwithstanding the foregoing, Company may not issue a notice of noncompliance, and no suspension of this Agreement may result, with respect to any type of Available Services during calendar year 1997





Agreement for Services              Page 2                          CONFIDENTIAL
for Contractor's failure to provide Services when called within the call-out standards provided in Article 3 of Exhibit B to the Master Contract if such type of Available Services has been requested by Company in a quantity that would require the contemporaneous performance of Services for Company which would exceed Contractor's capacity limitations of equipment or qualified manpower, as such capacity and quantities are described (effective with the Master Contract) in Exhibit B to the Master Contract.

         2.3 Suspension and Resumption of Agreement. This Agreement and Company's obligations and liability hereunder will be suspended during any period after the Cure Period that Contractor may be out of compliance with the conditions of this Agreement as provided in Sections 2.1 and 2.2 hereof, commencing at the end of the Cure Period until resumption of the Agreement as herein provided. When Contractor returns to compliance and all the conditions described in Section 2.1 hereof have been met with respect to at least the minimum number of types of Available Services being offered under the Master Contract within Texas Railroad Commission District 4, as specified in the second column of the following table, then the Agreement will be deemed to have resumed.

    Number of Types of Non-complying      Minimum Number of Types of Available
    Available Services for Agreement                Services Required                  Number of Types of
               Suspension                          to be in Compliance                 Available Services
                    5                                      17                                  21
                    4                                      17                                  20
                    4                                      16                                  19
                    4                                      15                                  18
                    4                                      14                                  17
                    3                                      14                                  16
                    3                                      13                                  15


         2.4 Early Termination for Lengthy Suspension(s). If this Agreement is suspended for more than one hundred eighty (180) consecutive days for any single suspension of this Agreement, or more than three hundred sixty-five (365) days in the aggregate for all suspensions of this Agreement during the term of this Agreement, Company may upon thirty (30) days' written notice to Contractor terminate this Agreement. Such termination notice may be given in advance of the anticipated termination date, to be effective if the conditions of this Section 2.4 are met.

         2.5 Reduction of Available Services. At any time after 1997, Contractor shall notify Company in writing at least thirty (30) days in advance of Contractor's intent to withdraw a particular type of Services from the Available Services; provided, however, if Company objects in writing, within fifteen (15) days of receipt of Contractor's notice, then Contractor shall continue to provide that type of Available Services for a further period of ninety (90) days from the date of Company's objection. If during such ninety
(90) day period Company requests at least $ 50,000 of that type of the Available Services from Contractor, then Contractor will continue to provide said Services under the Master Contract and the number of types of Available Services shall not be reduced. Contractor may reissue a new notice of intent subject to the same process described above for Company's approval on the next Price List review period as described in Section 2.02 of Exhibit C of the Master Contract. If Company does not object, it will be considered that (i) said type of the Available Services is withdrawn by





Agreement for Services       Page 3
                                                                    CONFIDENTIAL

Contractor, (ii) the number of types of Available Services will be reduced by that type, and (iii) Company may issue no further notices of noncompliance to Contractor hereunder with respect to the withdrawn type; provided, however in no event shall the number of types of Available Services be reduced to less than fifteen (15) types without express written approval from Company, which may be withheld for any reason including convenience, and Contractor shall be obligated hereunder to offer and provide to Company as Available Services at least fifteen (15) types of the Services listed in Exhibit B of the Master Contract at all times while this Agreement is in effect.

ARTICLE 3.       MINIMUM REQUEST OF SERVICES

         3.1 Company Obligation. Subject to the conditions and any suspension or early termination provided in Article 2 hereof, and the early termination and termination provisions of Article 6 hereof, Company and its Affiliates will request Services from Contractor at least in the Minimum Aggregate Amount and Minimum Annual Amount as defined and determined in accordance with this Article 3.

         3.2 Minimum Amount. Subject to the valuation, calculation, and credits provided in Section 3.4 hereof, Contractor's sole remedy provided in
Section 4.1 hereof, and the early termination and termination provisions of Articles 2 and 6 hereof, the minimum amount of Services to be requested of Contractor by Company and its Affiliates is as follows:

Minimum Aggregate Amount:         $ 130,000,000 in the aggregate for the term
                                  of this Agreement

Minimum Annual Amount:            $ 10,000,000 in each calendar year while this
                                  Agreement is in effect for the entire
                                  calendar year and not suspended as provided in Section 2.3 hereof. For (i) calendar year
                                  1997, (ii) the calendar year in which this Agreement terminates (or terminates early), and (iii) any calendar year during which this Agreement may be suspended under Section 2.3, the Minimum Annual Amount shall be $
                                  10,000,000 multiplied by a fraction, the numerator of which is the number of days in that particular calendar year during which this Agreement is in effect and not terminated or suspended, and the denominator of which is 365.

         3.3 Requested Services. Services will be considered "requested" under Sections 2.5 and 3.2 hereof when Company or its Affiliates request Services under the Master Contract, in accordance with Section 1.1 of Exhibit A or Section 3.01 of Exhibit C thereof, and, in either instance, Article 3 of Exhibit B of the Master Contract ("Requested Services"). This Agreement does not require Company or its Affiliates to request any Services, or Contractor to perform any Services for Company or its Affiliates in response to a request.
To the extent Company or its Affiliates elect (for any reason including convenience) not to request Services from Contractor, Contractor will have the sole remedy, if any, provided in Section 4.1 hereof.

         3.4 Calculation of Minimum Amount and Credits. The Minimum Aggregate Amount and Minimum Annual Amount will be calculated and credited as follows, whether or not the events or items provided below occur during any periods of suspension of this Agreement:

                 (a) The amounts invoiced by Contractor to Company and its Affiliates for





Agreement for Services       Page 4
                                                                    CONFIDENTIAL

         Services provided under the Master Contract, whether or not performed within Texas Railroad Commission District 4, less any of such invoiced amounts which have been disputed by Company to the extent the dispute is unresolved, will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as of the date of the invoice.

                 (b) For the types of Services described in Exhibit B to the Master Contract which are Requested Services of Contractor to be performed within Texas Railroad Commission District 4, but not performed by it for any reason other than:

                          (i)     an event of force majeure, as defined in
                 Section 16.6 of Exhibit A to the Master Contract, occurring at the site of the Requested Services, or

                          (ii) those Requested Services were not awarded to Contractor when Contractor had been requested by Company, and Contractor agreed, to compete to supply such Services by means of a competitive bid, as provided in Section 3.01 of Exhibit C to the Master Contract,

         the amount invoiced by any provider other than Contractor for the performance of the Requested Services (provided such performance meets all material terms, conditions, and specifications of the original request to Contractor) will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as of the date of the third party invoice.

                 (c) For any Services which Contractor has an obligation to correct or re-perform under the Master Contract, the actual out-of-pocket expense to Company or its Affiliates resulting from the required remedial Services (other than those expenses for which Contractor is indemnified by Company under the Master Contract), including any third party charges resulting therefrom, will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as of the date of the invoice for the Services which are corrected or re- performed, whether by Contractor or a third party.

                 (d) All valid claims of Company and its Affiliates against Contractor under the Master Contract will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as of the date the valid claims become due and payable, to the extent such valid claims remain unpaid.

                 (e) Any amounts paid by Company to, or credited to, Contractor and its Affiliates under that certain Interim Operating Agreement among Company, TransTexas Gas Corporation, and TransTexas Transmission Corporation, dated effective March 1, 1997, as amended, together with all valid claims of Company under said Interim Operating Agreement, to the extent the valid claims become due and payable and remain unpaid, will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as of the date of payment, crediting, or such valid claims becoming due and payable, as the case may be; provided, however, such amounts credited shall only include amounts that are allocable to matters or work performed arising out of activities of the types described in Exhibit B to the Master Contract.

                 (f)      Any payments made by Company to Contractor under
         Section 4.1(a) hereof will be credited against the Minimum Aggregate Amount.





Agreement for Services       Page 5
                                                                    CONFIDENTIAL

                 (g) Any Banked Credits, as provided under Section 4.2 hereof, will be credited against both the Minimum Aggregate Amount and Minimum Annual Amount as they are used.

The above amounts to be credited will be determined on a gross basis, and not on a net basis, in the event such amounts apply or are allocable to facilities and properties which Company and its Affiliates do not own one hundred percent (100%). Each amount to be calculated and credited as set forth for any single item as described in Section 3.4(a) through (e) and (g) above will be credited only one time against both the Minimum Annual Amount and the Minimum Aggregate Amount. Each amount to be calculated and credited as set forth for any single item as described in Section 3.4(f) above will be credited only one time against the Minimum Aggregate Amount.

ARTICLE 4.       REMEDIES

         4.1 Sole Remedy of Contractor. Company will pay Contractor the following amounts, if any, as Contractor's sole remedy for any failure of Company to comply with the provisions of Article 3 hereof:

                 (a) After each calendar year, the Minimum Annual Amount less (i) the sum of all the credits allocable to that calendar year determined in accordance with Section 3.4 hereof and less (ii) any Banked Credits as provided in Section 4.2 hereof; and

                 (b) After termination of this Agreement (other than early termination under Section 2.4, 6.2, 6.3, and 6.4 hereof), the Minimum Aggregate Amount less (i) the sum of all the credits accrued under this Agreement determined in accordance with Section 3.4 hereof and less (ii) any remaining Banked Credits as provided in Section 4.2 hereof. No amount will be owed Contractor by Company under this
         Section 4.1(b) for any reason if this Agreement terminates early as provided in Section 2.4, 6.2, 6.3, or 6.4.

No damages or other amounts are owed by Company to Contractor under this Agreement except as expressly provided in this Section 4.1, together with any interest thereon as provided in Section 5.2. Company will account for, and Contractor will invoice Company for, any amounts owed under this Section 4.1, as provided in Article 5.

         4.2 Banked Credits. Any credits allocable to a calendar year under Section 3.4 which exceed the Minimum Annual Amount for that calendar year ("Banked Credits") will carry over from year to year and be credited against the Minimum Annual Amount for subsequent calendar years and against the Minimum Aggregate Amount. Banked Credits may be used only one time against a Minimum Annual Amount, and will also be a credit against the Minimum Aggregate Amount.

ARTICLE 5.       ACCOUNTING AND INVOICING

         5.1     Company's Quarterly Reports.

                 (a) Company will keep an accounting of the Minimum Annual Amounts by calendar year, the applicable credits and Banked Credits, and will furnish Contractor with quarterly reports, together with sufficient detail and backup information concerning same, within sixty
         (60) days after the end of the applicable quarter. Company will also keep an accounting of the Minimum Aggregate Amount and the applicable credits and Banked





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         Credits, and will furnish Contractor with a final report, together with sufficient detail and backup information concerning same, within sixty (60) days after the termination of this Agreement. Contractor will have thirty (30) days after receipt of a quarterly or final report within which to review and object to same, and, subject to
         Section 5.1(c), any failure to object within such time period will be deemed a waiver AND RELEASE of Contractor's claims under this Agreement for any amounts or items at variance with such reports. After thirty (30) days from Contractor's receipt of a quarterly or final report, if Contractor has not disputed an item, the report will be deemed correct for all purposes, notwithstanding any statutes of limitations or audit rights hereunder, subject, however, to Section 5.1(c).

                 (b) During the same thirty (30) day period after Contractor's receipt of a quarterly or final report, Company will have the right to submit any corrections to the report to Contractor, and Contractor will have thirty (30) days after receipt of any corrected quarterly or final report within which to object to same, and, subject to Section 5.1(c), any failure to object within such time period will be deemed a waiver AND RELEASE of Contractor's claims under this Agreement for any amounts or items at variance with such reports. After thirty (30) days from Contractor's receipt of a corrected quarterly or final report, if Contractor has not disputed an item, the report will be deemed correct for all purposes, notwithstanding any statutes of limitations or audit rights hereunder, subject, however, to Section 5.1(c).

                 (c) If Contractor has disputed an item, it will have the audit rights provided in Section 7.6 with respect to the disputed item, and Company will have the right to recalculate or correct any disputed item while Contractor's audit period with respect to the disputed item is open. If the disputed item is the result of a disputed claim which Company has credited in its reports under Section 3.4(d) or (e), then upon final determination and payment, if any, of the claim, Company will account for the claim in accordance with the final determination and payment, if any, of the claim and will issue any corrected reports as may be necessary from and after the date that Company began including the claim in its reports, and any necessary adjustments will be made between the Parties as a result of the final determination of whether the claim was valid and when it became due and payable.

         5.2 Invoices. Contractor shall submit an invoice in U.S. Dollars after the end of a calendar year and receipt of Company's fourth quarter report for that calendar year for and only for, and Company shall pay Contractor, any amounts owed under Section 4.1(a) of this Agreement for that calendar year. Contractor shall submit an invoice in U.S. Dollars after termination of this Agreement and receipt of Company's final report for and only for, and Company shall pay Contractor, any amounts owed under Section 4.1(b) of this Agreement upon termination. Contractor may not submit invoices for, or include in its invoices under this Agreement, amounts which may become owed by Company or its Affiliates to Contractor or its Affiliates under other contracts or arrangements as may exist between or among them. Payment of Contractor's invoice is due thirty (30) days from receipt of the invoice. Contractor shall send all invoices to Company's address set forth below, along with supporting documentation. Contractor will indicate the contract number assigned to this Agreement on the front of the invoice. Invoices shall be sent to the following address, unless changed by written notice to Contractor:

                                           Conoco Inc.
                                           Attn:  Accounts Payable
                                           P.O. Box 1700
                                           Freer, Texas  78357





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If Contractor fails to invoice Company within 180 days from the end of a calendar year or termination of the Agreement, as the case may be, Company shall have no liability to Contractor for payment of same, or any portion of it, and CONTRACTOR RELEASES COMPANY FROM ANY LIABILITY FOR SAME. Except as expressly provided in Section 3.4, there shall be no right of offset between or among the Parties, or their Affiliates and Subsidiaries, with respect to this Agreement.

         5.3 Assignment of Invoices. Except with Company's written consent, which may be withheld for any reason including convenience (but subject to Section 7.4), Contractor shall not assign its invoices or any right to receive payment from Company under this Agreement to any third party, and any attempt to do so shall be absolutely void and shall relieve Company from liability for payment of same. Contractor may pledge its receivables under this Agreement, provided that the same shall be expressly subordinate to Company's claims and rights under this Agreement.

         5.4 Payment. Contractor's invoices shall be paid and payment made by Company check in U.S. Dollars and submitted via U.S. mail in accordance with Contractor's instructions set forth in its invoice; provided, however, if electronic data interchange has been implemented between the Parties under the Master Contract, then Company's payment shall be made by wire transfer to Contractor's account if Contractor has included wiring instructions on its invoice or subsequently informed Company in writing of the same.

         5.5 Disputes. If Company disputes an item billed, Company shall, within thirty (30) days of receiving Contractor's invoice, notify Contractor of the item in dispute, specifying its complaint. In the event Company disputes an invoice item, Company shall not delay payment of the undisputed part of the invoice; provided that before Company is required to make any payment, Contractor shall credit Company for the amount of such invoice which Company disputes and provided further that the 30-day period referred to above shall cease to run at the time Company notifies Contractor of such dispute and shall recommence on the date that Company receives Contractor's credit. In addition, Company will pay simple interest on the undisputed amount at the rate provided in Section 5.6, calculated from the due date as provided in Section 5.2. The issuance of a credit by Contractor shall not itself in any way be evidence of acceptance by Contractor that Company is correct in disputing that part of the invoice to which the credit relates. Payment of items in dispute shall be withheld without interest until the dispute is resolved, at which point payment in full of that agreed amount plus simple interest thereon at the rate provided in Section 5.6 calculated from the due date of the original invoice, shall be paid without delay. Payment of an invoice shall not prejudice the right of Company to subsequently dispute any part of such invoice, subject, however, to
Section 5.1. Payment of undisputed amounts by Company shall not waive any claims of Company which may arise under Section 5.1.

         5.6 Interest. Should Company or Contractor fail to pay one to the other any part of the monies herein agreed to be paid from one to the other on or before the due date thereof, simple interest shall accrue on the amounts unpaid at the lesser of six percent (6%) per annum or the maximum rate from time to time permitted by law. Such accrual of interest shall not mitigate or cure the defaulting Party's failure to make payment of amounts due and owing.





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ARTICLE 6.       TERM

         6.1 Term. The term of this Agreement shall commence on the Effective Date set forth above and shall continue for a term of nine (9) years plus any period of suspension as provided in Section 2.3 hereof, unless terminated earlier as herein provided, at which time this Agreement will terminate.

         6.2 Early Termination by Company. This Agreement may be terminated earlier by Company upon thirty (30) days' written notice to Contractor as set forth in Section 2.4.

         6.3 Early Termination upon Satisfaction of Minimum Amount. This Agreement shall terminate at such time as the sum of the credits described in
Section 3.4 equals or exceeds the Minimum Aggregate Amount of $ 130,000,000.

         6.4     Early Termination.  Notwithstanding Section 6.1, if Contractor
(i) goes into liquidation (other than voluntarily for the purpose of re-organization or reconstruction), (ii) makes an arrangement, composition or compromise with its creditors, (iii) has a receiver appointed in respect of the whole or any part of its assets, Company may at any time thereafter immediately terminate this Agreement without any liability to compensate Contractor for such termination or to make any further payments hereunder.

         6.5 Surviving Obligations. Early termination of this Agreement under Section 2.4, 6.2, 6.3, or 6.4 shall relieve Company of all liabilities and obligations hereunder, including any obligations with respect to the Minimum Aggregate Amount as set forth in Section 4.1(b), but shall not relieve Company of any obligations with respect to amounts due and unpaid with respect to the Minimum Annual Amount under Section 4.1(a) which may have accrued up to the date of termination.

ARTICLE 7.       MISCELLANEOUS

         7.1 Notices. All notices required under this Agreement will be properly made when delivered in person, mailed or sent by telex, courier services or facsimile to the addresses set forth in Section 7.2.

         7.2 Addresses. The notice addresses of Company and Contractor are as follows, unless changed by written notice:

CONTRACTOR:                       TransTexas Gas Corporation
                                  1300 North Sam Houston Parkway E., Suite 310
                                  Houston, TX  77032-2949
                                  Telephone No.:  (281) 987-8600
                                  Facsimile No.:  (281) 986-8865
                                  Attention:  Arnold Brackenridge





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                                                                    CONFIDENTIAL

COMPANY:                          Conoco Inc.
                                  600 N. Dairy Ashford
                                  Houston, TX  77079
                                  Telephone No.:  (281) 293-5526
                                  Facsimile No.:  (281) 293-4424
                                  Attention:  MLS Leader

         7.3 Publicity. No public statements shall be issued by any Party relating to this Agreement without prior coordination with the other Party; provided that nothing herein shall prevent a Party from supplying such information or making such statements relating to such transactions as may be required by any governmental authority or as such Party may consider necessary in order to satisfy its legal obligations, but such Party shall furnish prior notice thereof to the other Party. A Party may release information concerning this Agreement to its attorneys, accountants, financial advisors, and potential or current lenders as may be necessary or convenient, without prior notice to the other Party.

         7.4 Assignment. Upon thirty (30) days' prior written notice to Contractor, Company may assign this Agreement to any Affiliate or third party and, unless such assignee is approved in writing by Contractor, which may be withheld for any reason including convenience, Company will not be relieved of any obligations and liabilities accruing hereunder after the assignment is effective. Except as otherwise provided in this Section 7.4, Contractor may not assign this Agreement, or any right to receive payments hereunder (other than as permitted under Section 5.3), without Company's prior written consent, which may be withheld for any reason including convenience. Upon thirty (30) days' prior written notice to Company, Contractor may assign this Agreement in its entirety to TransTexas Drilling Services, Inc., a Delaware corporation; provided, however, that the Master Contract shall be also assigned in its entirety concurrently to TransTexas Drilling Services, Inc. and it shall agree in writing with Company (i) to assume all of Contractor's liabilities and obligations under and to be bound by all express and implied covenants, conditions, and obligations of Contractor in and under this Agreement, and (ii) expressly to adopt, ratify and confirm this Agreement. In the event of such concurrent assignments as herein provided, TransTexas Gas Corporation will be relieved of all obligations and liabilities accruing hereunder after the concurrent assignments of this Agreement and the Master Contract are effective. Company shall not have any obligation to make any payment under this Agreement to TransTexas Drilling Services, Inc. prior to receipt of notice of said assignments and the express assumption of obligations hereunder by TransTexas Drilling Services, Inc. as herein provided.

         7.5 No Consequential or Punitive Damages. Except for the remedies expressly provided in this Agreement, each Party hereby waives and RELEASES the other Party from, all actual, special, indirect, incidental, consequential, or punitive or exemplary damages arising out of or resulting from this Agreement OR ANY BREACH THEREOF, whether such damages are claimed under breach of warranty, breach of contract, tort or any other theory or cause of action at law or in equity, including all damages for loss of revenue, loss of profit, loss of use of capital, lost opportunity, construction or production delays, reduction or cessation of production or system throughput, loss of product, reservoir loss or damage, losses resulting from failure to meet other contractual commitments or deadlines, and losses resulting from downtime of facilities or vessels, however and whenever arising under this Agreement, WHETHER OR NOT BASED ON (AND INCLUDING) NEGLIGENCE, FAULT, OR STRICT LIABILITY OF THE RELEASED PARTY (WHETHER SOLE OR CONCURRENT, OR ACTIVE OR PASSIVE).





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
         7.6 Audits. For a period of two years after providing Company with notice of a disputed item in a Company quarterly or corrected quarterly report provided to Contractor under Section 5.1, Contractor may audit Company's records with respect to the disputed item. Such audits shall be conducted upon reasonable notice and during normal business hours. Company shall cooperate fully with Contractor during audits performed under this Section 7.6, including furnishing to Contractor copies of all requested documents within the scope of the audit, except for the invoices and other information with respect to a provider of Services other than Contractor, which Contractor may audit only by way of an independent auditing firm which shall not disclose the identity of the third party associated with such information to Contractor.

         7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING THE TEXAS RULES ON CONFLICTS OF LAWS.

         7.8 Mediation and Arbitration. Compliance with this Section 7.8 shall constitute a condition precedent to either Party seeking judicial enforcement of any provisions of this Agreement. Any dispute concerning this Agreement shall be resolved under the mediation and binding arbitration procedures of this Section 7.8 and that certain Dispute Resolution Agreement among the Parties and others dated May 21, 1997 ("Arbitration Agreement"), all the terms and provisions of which are hereby incorporated and adopted by the Parties as though such Arbitration Agreement were set forth in full in this
Section 7.8. Company and Contractor will first attempt in good faith to resolve all disputes by negotiations between management level individuals who have authority to settle the controversy, pursuant to the procedures of Section
3.1 of the Arbitration Agreement. If either Party believes further negotiations are futile, such Party may initiate the mediation process by so notifying the other Party in writing. Both Parties shall then attempt in good faith to resolve the dispute by mediation in Houston, Texas, employing management level individuals with authority to settle the dispute, in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes, as such procedure may be modified by mutual agreement of the Parties. If the dispute has not been resolved pursuant to mediation within sixty (60) days after initiating the mediation process, the dispute shall be finally resolved through binding arbitration under the terms and provisions of the Arbitration Agreement. The foregoing shall not preclude Contractor from filing such liens as in its opinion may be necessary to protect its rights. Contractor shall clear its own liens at its expense when the matter is settled or upon completion of arbitration proceedings. The exercise of any such remedy shall not waive the right of either Party to compel arbitration hereunder.

         7.9 Expenses. Except as may otherwise be expressly provided in the Arbitration Agreement, all costs, legal fees, and other expenses incurred by each Party in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Agreement, including those incurred in any mediation, arbitration, or court proceeding, shall be for the account of, and borne and paid solely by, such Party.

         7.10 Relationship. Neither Company nor Contractor intend to create a partnership, joint venture, agency, association, trust or other legal entity between the Parties, or to constitute either Party as a partner or agent of the other Party, and neither this Agreement nor any of the operations or activities hereunder or pursuant hereto shall be construed or considered as creating such a relationship or constituting either Party as a partner or agent of the other Party or to impose a partnership, principal-agent or fiduciary, duty, obligation, or liability between or with respect to the Parties hereto.





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
         7.11 No Rights Given to Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or entity other than the Parties any rights or remedies under or by reason of this Agreement.

         7.12 Severability. If a provision of this Agreement is determined to be void or unenforceable, this finding shall not render other provisions void or unenforceable.

         7.13 Waiver. The waiver on the part of any Party to this Agreement of one or more of its rights under this Agreement shall not represent a continuing waiver of such rights or prohibit such Party from demanding the full performance of the other Party's obligations under this Agreement.

         7.14 Headings. The headings and captions used in this Agreement are for convenience only and shall not be deemed to be of a substantive nature in construing this Agreement.

         7.15 Entire Agreement and Agreement Modification. This Agreement reflects the entire agreement between the Parties with respect to the subject matter hereof. Except for any confidentiality agreements between the Parties, all other oral, written or implied agreements, contracts, understandings, conditions, or representations with respect to the subject matter hereof are superseded by or merged into this Agreement. No modification of this Agreement shall be of any force or effect unless it (i) is in writing, (ii) reflects the effective date of the modification, (iii) is signed by both Parties, and (iv) expressly indicates that it modifies this Agreement.

         7.16 Controlling Document. In the event of any conflict under this Agreement with the Master Contract, the terms and provisions of this Agreement shall control and prevail.

         7.17 Execution in Counterparts. Each text of this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

CONOCO INC.                            TRANSTEXAS GAS CORPORATION

By:  /s/ K. L. Vogel                   By: /s/ Arnold Brackenridge
    -------------------------------        -----------------------------
Name:    K. L. Vogel                   Name:   Arnold Brackenridge
      -----------------------------          ---------------------------
Title:   Attorney-in-Fact              Title:  President
       ----------------------------           --------------------------





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